EXHIBIT 99.1

                                SEACOR SMIT Inc.
                              11200 Richmond Avenue
                                    Suite 400
                              Houston, Texas 77082



April 1, 2002

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Ladies and Gentlemen:

We have received, on the date hereof, representation from Arthur Andersen LLP that their audit of the financial statements contained in SEACOR SMIT Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, of which this
Exhibit 99.1 is a part, was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, and that there was appropriate continuity of Arthur Andersen personnel working on the audit and availability of national office consultation to conduct the relevant portions of the audit.


Sincerely,

SEACOR SMIT INC.



/s/ Randall Blank
---------------------------------
Randall Blank
ExecutiveVice President, Chief
Financial Officer and Secretary